EXHIBIT 10.7

SANDISK CORPORATION
2013 INCENTIVE PLAN

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.    The Board has adopted the Plan to promote the interests of the Corporation by providing eligible persons in the service of the Corporation (or any Parent or Subsidiary) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

B.    Participant is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of Restricted Stock Units pursuant to the Non-Employee Director Compensation Policy.

C.    Except as otherwise set forth in the attached Appendix A, all capitalized terms in this Agreement shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Restricted Stock Units. Participant is hereby awarded, as of the Award Date, Restricted Stock Units pursuant to the Non-Employee Director Compensation Policy, under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the vesting date of that unit. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:	[____]
Number of Shares Subject to Award:	[____]
Vesting Schedule:
The Shares shall vest in one or more installments in accordance with the Vesting Schedule set forth on attached Schedule I. However, the Shares will be subject to accelerated vesting pursuant to the provisions of Paragraph 5 of this Agreement.

Issuance Schedule	The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule will be issuable immediately upon vesting.

2.Limited Transferability. Prior to actual receipt of the Shares which vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance or to the Participant’s designated beneficiary or beneficiaries of this Award. The Participant may also direct the Corporation to issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for the Participant and/or his or her family members. The Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.Cessation of Service. Should the Participant cease to provide Services for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled Award.

4.Stockholder Rights and Dividend Equivalents.

(a)The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Corporation’s collection of the applicable Tax-Related Items withholding.

(b)Notwithstanding the foregoing, should any dividend or other distribution payable other than in Shares, whether regular or extraordinary, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a dividend equivalent of the actual dividend or distribution which would have been paid on those Shares had they been issued and outstanding and entitled to that dividend or distribution. As the Shares subsequently vest hereunder, the phantom dividend equivalents credited to those Shares in the book account shall be distributed to the Participant (in cash or such other form as the Plan Administrator may deem appropriate in its sole discretion) concurrently with the issuance of the vested Shares to which those phantom dividend equivalents relate and such dividend equivalents shall be subject to the same vesting requirements as the Shares.

5.Special Vesting Acceleration.

(a)Should a Change in Control occur during Participant’s period of Service, then the Restricted Stock Units at the time subject to this Award will vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units will be issued immediately upon such vesting (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control).

(b)Should Participant cease Service by reason of death or Permanent Disability, then the Restricted Stock Units at the time subject to this Award will vest immediately, and the Shares subject to those vested units will be issued as soon as administratively practicable following such cessation of Service.

(c)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7.Issuance of Shares of Common Stock. As soon as administratively practicable following each date one or more Shares vest in accordance with the provisions of this Agreement, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the shares of Common Stock which vest on that date under the Award and shall concurrently distribute to the Participant any phantom dividend equivalents with respect to those Shares. Except as otherwise provided in Paragraph 6, the settlement of all Restricted Stock Units which vest under the Award shall be made solely in Shares. In no event, however, shall any fractional Shares be issued. Accordingly, the total number of Shares to be issued at the time the Award vests shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional Share.

8.No Advice Regarding Award. The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding the Participant’s participation in the Plan or the sale of the Shares acquired upon settlement of this Award. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.Data Privacy.

(a)The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Data by and among, as applicable, the Employer, the Corporation (or any Parent or Subsidiary) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b)The Participant understands that the Corporation and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c)The Participant understands that Data will be transferred to the Corporation’s designated broker or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Corporation, the Corporation’s designated broker and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that if he or she resides outside the United States he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or Service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Corporation would not be able to grant the Participant Awards or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

10.Compliance with Laws and Regulations. The Participant understands that the vesting of the Restricted Stock Units under the Plan and the issuance, transfer, assignment, sale, or other dealings of the Shares shall be subject to compliance by the Corporation (or any Parent or Subsidiary) and the Participant with all applicable requirements under the laws, rules, and regulations of the country of which the Participant is a resident. Furthermore, the Participant agrees that he or she will not acquire Shares pursuant to the Plan except in compliance with all applicable federal, state, local, or foreign laws, rules, and regulations.

11.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

12.Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

13.Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

14.Governing Law/Venue. The interpretation, performance and enforcement of the Plan and this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Agreement is made and/or to be performed.

15.Electronic Delivery and Execution. By executing this Agreement the Participant consents to the electronic delivery of the Plan documents and this Agreement. The Corporation may request that, in certain countries, the Participant execute this Agreement electronically via a link to a Corporation intranet or the internet site of a third party involved in administering the Plan or via electronic mail (“e-mail”) or such other means as may be specified by the Corporation. Electronic execution of this Agreement or the Notice of Grant shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Corporation to all of the terms and conditions set forth in the Plan, and this Agreement.

16.Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

17.Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.Waiver. The Participant acknowledges that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant any other Participant of the Plan.

19.Entire Agreement. This Agreement and the Plan, including any appendices or exhibits thereto, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on the Participant and all persons claiming under or through the Participant.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

SANDISK CORPORATION

By:
Title:

PARTICIPANT:

Signature:
Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement, which includes this Appendix A and also includes Appendix B:

A.1934 Act shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

B.Agreement shall mean this Global Restricted Stock Unit Issuance Agreement.

C.Award shall mean the award of restricted stock units made to the Participant pursuant to the terms of this Agreement.

D.Award Date shall mean the date the restricted stock units are awarded to the Participant pursuant to the appropriate Plan Administrator approval.

E.Board shall mean the Corporation’s Board of Directors.

(a)

F.Corporation shall mean SanDisk Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SanDisk Corporation which shall by appropriate action adopt the Plan.

G.Data shall mean any information relating to the Participant who is or can be identified from the data alone or in conjunction with other information that is in, or likely to come into, the possession of data controller.

H.Participant shall mean the person to whom the Award is made pursuant to the Agreement.

I.Plan shall mean the 2013 Incentive Plan.

J.Share shall mean one share of Common Stock.

K.Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

L.Tax-Related Items shall mean income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Corporation or the Employer in its discretion to be an appropriate charge to the Participant even if legally applicable to the Corporation or the Employer.

A - 1

SCHEDULE I

VESTING SCHEDULE

[To be completed in accordance with the Non-Employee Director Compensation Plan]